ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section A. Definitions                                           3
Section B. Other Definitions.                                    5
Section C. Rules of Construction.                                6
ARTICLE II.
THE SECURITIES
Section A. Form and Dating.                                      6
Section B.  Execution.                                           8
Section C.  Registrar and Paying Agent.
Section D. Paying Agent to Hold Money in Trust.                  8
Section E.  Securityholder Lists                                 8
Section F. Transfer and Exchange.                                8
Section 2.7 Payment of Principal and Interest:
            Principal and Interest Rights Preserved.             9
Section 2.8 Replacement Securities.                             10
Section 2.9 Outstanding Securities.                             10
Section 2.10 Treasury Securities.                               10
Section 2.11 Temporary Securities.                              11
Section 2.12 Cancellation.                                      11
Section 2.13 Defaulted Interest.                                11
ARTICLE 3
REDEMPTION                                                      11
ARTICLE 4
COVENANTS
Section 4.1 Payment of Securities.                              12
Section 4.2 Maintenance of Office or Agency.                    12
Section 4.3 SEC Reports.                                        12
Section 4.4 Stay, Extension and Usury Laws.                     13
Section 4.5 Liquidation.                                        13
ARTICLE 5
SUCCESSORS
Section 5.1 When the Company May Merge, etc.                    13
Section 5.2  Successor Corporation Substituted.                 13
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.1 Events of Default.                                  13
Section 6.2 Acceleration.                                       14
Section 6.3  Other Remedies.                                    15
Section 6.4  Waiver of Past Defaults.                           15
Section 6.5  Control by Majority.                               15
Section 6.6  Limitation on Suits                                15
Section 6.7 Rights of Holders to Receive Payment.               15
Section 6.8 Collection Suit by Holders.                         15
Section 6.9 Holders by Committee or Association
            May File Proofs of Claim.                           16
Section 6.10 Priorities.                                        16
ARTICLE  7
TRUSTEE (not applicable)
ARTICLE  8
DISCHARGE OF INDENTURE
Section 8.1  Company's Obligations.                             16
Section 8.2 Application of Trust Money.                         17
Section 8.3 Repayment to Company.                               17
Section 8.4 Reinstatement.                                      18
ARTICLE 9
AMENDMENTS
Section 9.1 Without Consent of Holders.                         18
Section 9.2 With Consent of Holders.                            18
Section 9.3 Revocation and Effect of Consents.                  19
Section 9.4 Notation on or Exchange of Securities.              19
ARTICLE 10
SUBORDINATION
Section 10.1 Agreement to Subordinate.                          20
Section 10.2 Liquidation: Dissolution: Bankruptcy.              20
Section 10.3 Default on Designated Senior Debt.                 21
Section 10.4 When Distribution Must Be Paid Over                21
Section 10.5 Notice by Company.                                 21
Section 10.6 Subrogation.                                       21
Section 10.7 Relative Rights.                                   22
Section 10.8  Subordination May Not Be Impaired by
              the Company or Holders of Senior Debt.            22
Section 10.9 Distribution Or Notice to Representative.          23
Section 10.10 Rights of  Paying Agent.                          23
Section 10.11 Authorization to Effect Subordination.            23
Section 10.12 Article Applicable to Paying Agent.               23
Section l0.l3  Miscellaneous.                                   24
ARTICLE 11
MISCELLANEOUS
Section 11.1 Notices.                                           24
Section 11.3 Communication by Holders with
             Other Holders.                                     24
Section 11.4 Rules by Majority Securityholders or
             Committee or Association or Agents.                25
Section 11.5 Legal Holidays.                                    25
Section 11.6 No Recourse Against Others.                        25
Section 11.7 Duplicate Originals.                               25
Section 11.8 Governing Law.                                     25
Section 11.9 No Adverse Interpretation of
             Other Agreements.                                  25
Section 11.10 Successors.                                       25
Section 11.11 Severability.                                     25
Section 11.12  Counterpart Originals.                           25
Section 11.13 Table of Contents, Headings, etc.                 26


DEED POLL INDENTURE

DEED POLL INDENTURE dated as of ________, 1997, by Riverbank Factors, Inc., a Florida Corporation (the "Company"), as Obligor.

The Company agrees and obligates itself as follows for the equal and ratable benefit of the Holders of the Unsecured, Subordinated Investment Notes of the Company issued pursuant to the Company's registration statement on Form SB-2 declared effective by the Securities and Exchange Commission on or about _______, 1997 (the "Notes"):

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

Section A. Definitions

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Agent" means any Registrar Paying Agent or co-registrar of the Notes.

"Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

"Business Day" means any day other than a legal Holiday.

"Company" means Riverbank Factors, Inc. unless and until replaced by a successor in accordance with Article 5 hereof and thereafter means such successor.

"Corporate Office" means the office of the Company at which the business of the Company shall, at any particular time be principally administered, which office is, at the date as of which this Deed Poll Indenture is
originally dated, located at   800 West Oakland Park Boulevard, Suite 100, Ft.
Lauderdale, FL 33311, Attention: Mr. Shlomo Rasabi, President

"Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means, as of any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Holder" or "Securityholder" means a Person in whose name a Security is registered.

"Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or representing any hedging obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the Guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person's status as a general partner of a partnership.

"Deed Poll Indenture" or "Indenture" means, this Indenture as amended or supplemented from time to time.

"Indenture Securities" means the Securities;

"Indenture Security Holder" means a Securityholder;

 "Issue Date" means, with respect to any Security, the date on which such Security is first executed, authenticated and delivered.

"Interest Accrual Date" means with respect to any Security, the date the Company accepts funds for the purchase of the Security if such funds are received by 3:00 p.m. (EDT) on a Business Day, or if such funds are not so received, on the next Business Day.

"Interest Accrual Period" means, as to each Security, the period from the later of the Issue Accrual Date of such Security or the day after the last Payment Date upon which an interest payment was made until the following Payment Date during which interest accrues on each Security with respect to any Payment Date.

"Maturity Date" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

"Maturity Record Date" means, with respect to any Security, as of 11:59 p.m. of the date fifteen days prior to the Maturity Date or Redemption Date applicable to such Security.

"Notes" means the Company's Unsecured, Subordinated Investment Notes issued under this Indenture.

"Obligations" means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Obligor" on the Securities means the Company or any successor obligor upon the Securities.

"Officer" means the Chairman of the Board or principal executive officer of the Company, the President or operating officer of the Company, the Chief Financial Officer or principal financial officer of me Company, the Treasurer, any Assistant Treasurer, Controller or principal officer of The Company, Secretary or any Vice-President of the Company.

"Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal operating officer, principal financial officer or principal accounting officer of the Company

"Opinion of Counsel" means an opinion from legal counsel. The counsel may be an employee of or of counsel to the Company.

"Payment Date" means the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, the Business Day immediately following such fifteenth day and, with respect to a specific Security, the Maturity Date or Redemption Date of such Security.

"Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Post-Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with repeat to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

"Redemption Date" has the meaning given in Article 3 hereof.

"Redemption Price" means, with respect to any Security to be redeemed, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to the Redemption Date for such security.

"Regular Record Date" means, with respect to a particular Payment Date, as of 11:59 p.m. of the dale [fifteen] days prior to such Payment Date.

"SEC" means the Securities and Exchange Commission.

"Securities" means the Notes issued pursuant to this Indenture.

"Senior Debt" means any Indebtedness (whether outstanding on the date hereof or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries, if any) from a bank, trust company, insurance company, or from any other institutional lender whether such Indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments securing such debt.

"Total Permanent Disability" means a determination by a physician chosen by the Company that the Holder of a Security, who was gainfully employed on a full time basis at the Issue Date of such security, is unable to work on a full time basis during the succeeding twenty-four mouths. For purposes of this definition, "working on a full time basis" shall mean working at least forty hours per week.

 "U.S. Government Obligations" means direct Obligations of the United
States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section B. Other Definitions.


Term                          Defined in
                              Section
"Bankruptcy Law"              6.1
"Custodian"                   6.1
"Event of Default"            6.1
"Legal Holiday"              11.7
"Paying Agent"                2.3
"Payment Blockage Period"    10.3
"Payment Notice"             10.3
"Registrar"                   2.3

Section C. Rules of Construction.

Unless the context otherwise requires:

1.	GAAP has the meaning assigned to it.
2.	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
3.	references to GAAP on any date shall mean GAAP in effect in the
United States as of such date;
4.	"or" is not exclusive;
5.	words in the singular include the plural and in the plural include the singular; and
6.	provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section A. Form and Dating.

The Notes shall be substantially in the form of Exhibit A hereto the terms of which are incorporated in and made a part of this Indenture. The outstanding aggregate principal amount of Notes outstanding at any time is limited to $4.9 million, provided, however, that the Company may, without the consent of any Holder, increase such aggregate principal amount of securities other than the Notes which may be outstanding at any time. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. Each Security shall be in such denomination as may be designated from time to time by the Company but in no event in a denomination less than $1,000. Each Security shall have a term of not less than three months and not greater than ten years as shall be designated by the Company from time to time.

Each Security shall bear interest from and commencing on its Interest
Accrual Date at such rate of interest as may be computed from the following formula; provided, however, that the interest rate will be fixed for the term of the Security upon issuance, subject to change upon extension.

Interest rates on unissued Notes will be determined on the first day of each month by a formula based upon the arithmetic average of the yields of the last full four weeks of the month immediately preceding the month just ended on actively traded U.S. Treasury issues adjusted to a constant maturity of one year as published by the U.S. Treasury in Federal Reserve Statistical Release
H.15 (519) (the "Index"), plus an amount called the Margin that has been established by the Company for each term to maturity. Interest rates on unsold Notes will be computed on the first day of each month by adding the Margin for any particular maturity (See Margin Table below) to the Index The sum will be rounded down to the nearest 1/10 of 1%.

Yields on Treasury securities at "constant maturity" are interpolated by the U.S. Treasury from the daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The constant maturity yield values are read from the yield curve at fixed maturities, currently 3 and 6 months and 1, 2, 3, 5, 7, 10, 20, and 30 years. This method provides a yield for a one year maturity, for example, even if no outstanding security has exactly one year remaining to maturity.

Information concerning yields at constant maturity are available in Federal Reserve Statistical Release H.15 (519) which is published every Monday. Current and historical H.15 data are available on the Federal Reserve Board's web site (http://www.bog.frb.fed.us/). Current data are also available in the Wall Street Journal and on the Department of Commerce Bulletin Board. For information, call 202-482-1986.

MARGIN TABLE
Following is a list of the Margin amount for each maturity of Note. The Margin is fixed for each maturity as provided herein:.

TERM          MARGIN
3 Month       1.25
6 Month       1.50
12 Month      2.50
18 Month      2.75
24 Month      3.00
30 Month      3.25
36 Month      3.50
48 Month      4.00
60 Month      4.50
7  Years      5.00
10 Years      5.50

Interest on a Security with a term of six (6) months or less will accrue daily and be payable at maturity. Interest on a Security of longer duration will accrue daily and the holder thereof may elect to have interest paid monthly, on the fifteenth day of each calendar month, quarterly, on January 15, April 15, July 15 and October 15, maturity-annually, on January 15 and July 15, annually, on January 15, or upon maturity. A Holder may change this election once during the term of the Security.

	At least seven days prior to a Security's stated Maturity Date, the Company will notify the registered Holder (existing as of the applicable Maturity Record Dated) by mail of such pending Maturity Date. The notice will be accompanied by a renewal form, a Prospectus, and a Prospectus Supplement specifying the current rates being paid by the Company on unsold Securities. Such notice shall also state that payment of principal of a Security shall be made upon presentation and surrender of such Security and shall specify the place where such Security may be presented and surrendered for the making of such payment. The Holder, at its sole option, may renew such Security by completing the renewal form or by letter or telephone to the Company indicating the Holder's intention to renew such Note, and by delivering such communication to the Company within seven days after the original Maturity Date. The extension of any Security shall constitute a new investment decision by the Holder thereof.

	Interest shall continue to accrue at then current rates from the first day of such renewed term. Such Security, as renewed, will continue in all its provisions, including provisions relating to payment; except that the interest rate payable during any renewed term shall be the interest rate which is then being offered by the Company on similar Investment Notes being offered as of the renewal date.

	If the Company does not receive proper communication of the holder's intent to renew such Note with seven days of the original maturity date, interest will accrue after the Maturity Date until the date of payment at the rate being paid on such Security immediately prior to its Maturity Date.

Subordinated Notes with a duration of greater than six (6) months are subject to early repayment at the election (a) of the Holder only upon the occurrence of a Total Permanent Disability of such Holder (or if such Security is held jointly by a husband and wife, upon the Total Permanent Disability of one of such spouses), (b) of a Holder's estate after a Holder's death or (c) If such Security Is held jointly by a husband and wife, of a Holder upon the death of such Holder's spouse. Otherwise, Holders will have no right to demand early repayment.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this indenture and to the extent applicable, The Company, by its execution and delivery of this Indenture, and the Holders by accepting the Securities, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Indenture shall control.

Section B.  Execution.

Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

The Company's seal shall be reproduced on the Securities.

The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in Section 2.1 hereof.

Section C.  Registrar and Paying Agent.

The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and
(ii) an office or agency where securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying agent or Registrar without prior notice to any Securityholder; provided that the Company shall promptly notify the Securityholders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent and/or Registrar. In the event the Company utilizes any Agent other than the Company or the Trustee, the Company shall enter into an appropriate agency agreement with such Agent. The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Company shall be the initial Registrar and Paying Agent. The Company shall provide notices and demands in connection with the Securities.

Section D. Paying Agent to Hold Money in Trust.

Prior to each due date of the principal or interest on any Security, the Company shall deposit with the Paying Agent sufficient fluids to pay principal, premium, if any, and interest then so becoming due. The Company shall require each Paying Agent other than the Company to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Securityholders promptly in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section E.  Securityholder Lists

The Company shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. In the event of a default, as defined herein, the Company shall provide to any Securityholder, upon written request, a list of Securityholders.

Section F. Transfer and Exchange.

(a) Transfer and Exchange of Securities The Securities are not negotiable instruments and cannot be transferred by mere endorsement and delivery. No rights of record ownership to a Security may be transferred without the prior written consent of the Company (which consent shall not be unreasonably witheld). When securities are presented to the Registrar with the request:

	(x)	to register the transfer of the Securities, or
	(y)	to exchange such Securities for an equal principal amount of
Securities of other authorized denominations,

The Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Securities presented or surrendered for register of transfer or exchange:

(i)	shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing;

(ii)	shall be accompanied by the written consent of the Company to such transfer or exchange; and

(iii)	if requested by the Company, an opinion of Holder's counsel
(which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws.

(b)	Obligations with respect to Transfers and Exchanges of Securities.

(i)	To permit registrations of transfers and exchanges the Company shall execute Securities at the Registrar's written request.

(ii)	The Company may assess service charges to a Holder for any
registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5 hereof).

(iii)	All Securities issued upon any registration of transfer or
exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(iv)	Prior to due presentment for registration of transfer of any
Security, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether such Security is overdue, and neither any Agent nor the Company shall be affected by notice to the contrary.

Section 2.7 Payment of Principal and Interest: Principal and Interest Rights Preserved.

(a) Each Security shall accrue interest at the rate specified for such Security and such interest shall be payable on each Payment Date following the Issue Date for such Security, until the principal thereof becomes due and payable. Any installment of interest payable on a Security that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Security is registered in the Security Register on the applicable Regular Record Date, by check mailed to such Holder's address as it appears in the Security Register on such Regular Record Date. The payment of any interest payable in connection with the payment of any principal payable with respect to such Security on a Maturity Date or Redemption Date shall be payable as provided below. Any Funds with respect to which such checks were issued which remain uncollected shall be held in accordance with Section 8.3 hereof. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders specified in Section 2.13 hereof.

(b) Each of the Securities shall have stated maturity of principal as shall be indicated in each such Security. The principal of each Security shall be paid in full no later than the Maturity Date thereof unless the term of such Security is extended pursuant to Section 2.1 hereof or such Security becomes due and payable at an earlier date by acceleration, redemption or otherwise.

Interest on such Security shall be due and payable on each Payment Date at the interest rate applicable to such Security for the Interest Accrual Period related to such Security and such Payment Date.

Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on like Securities, if the Securities have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Securities shall he made in accordance with Article 6 hereof.

The principal payment made on any Security on any Maturity date (or the Redemption Price of any Security required to be redeemed), and any accrued interest thereon, shall be payable only upon presentation and surrender of such Security on or after the Maturity Date or Redemption Date therefor at the office or agency of the Company maintained by it for such purpose pursuant to
Section 2.3 hereof or at the office of any Paying Agent for such Security.

(c)	All computations of interest due with respect to any Security shall be made, unless otherwise specified in the Security, based upon the actual number of days (e.g., 365 or 366) in the applicable year.

Section 2.8 Replacement Securities.

If any mutilated Security is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss, or theft of any Security the Company shall issue a replacement Security if the requirements for replacements of Securities are met. If required by the Company, an unsecured indemnity agreement must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.9 Outstanding Securities.

The Securities outstanding at any time are all the Securities issued by the Company except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Subject to Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.

Section 2.11 Temporary Securities.

Until Securities are ready for delivery, the Company may prepare
Temporary Securities. Temporary Securities shall be substantially in the form of Securities but may have variations that the Company may consider appropriate for temporary Securities. Until such exchange, Temporary Securities shall be entitled to the same rights, benefits and privileges as Securities.

Section 2.12 Cancellation.

The Registrar and Paying Agent shall forward to the Company any Securities surrendered to them for registration of transfer, exchange or payment. The Company shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of Interest on any Security, it shall Pay the defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Security on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least 5 Business Days prior to the payment date, in each case at the rate provided in the Security. The Company shall fix or cause to be fixed each such special record date and payment date. At least 15 days before any such special record date, the Company shall mail to Securityholder(s) a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION

The Company may not redeem, in whole or in part, any Security prior to the scheduled Maturity Date of the Security. In addition, except as provided in this Article 3, the Company shall have no mandatory redemption or sinking find obligations with respect to any of the Securities.

Upon the death or Total Permanent Disability of a holder of a Security, the estate of such Holder (in the event of death) or such Holder (in the event of Total Permanent Disability may require the Company to redeem, in whole and not in part, the Security held by such Holder by delivering to the Company an irrevocable election (a "Redemption Election") requiring the Company to make such redemption. In the event a Security is held jointly by two or more Persons, the Company shall not be required to redeem such Security until each joint holder of such Security has either died or suffered a Total Permanent Disability. Notwithstanding the foregoing sentence, if a Security is held jointly by a husband and wife, such Security shall he subject to the elective redemption provisions of this Article 3 Upon the death or Total Permanent Disability of either spouse. Upon receipt of a Redemption Election, the Company shall designate the Redemption Date for such Security, which Redemption Date shall be no more than fifteen days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price to the estate of the Holder or the Holder, as the case may be, in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on a Security to be redeemed under this Article 3 for any period of time after the Redemption Date for such Security and after the Company has tendered the Redemption price to the Estate of the Holder or to the Holder, as the case may be.

ARTICLE 4
COVENANTS
Section 4.1 Payment of Securities.

The Company shall duly pay the principal of and interest on each Security on the dates and in the manner provided in the Security. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that principal and interest shall not be considered paid within the meaning of this
Section 4.1 if money is held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article 10 hereof. Such Paying Agent shall return to the Company, no later than 5 days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities in accordance with this Section 4.1.

To the extent lawful, the Company shall pay interest (including Post-
Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Securities, compounded semi-annually; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

Section 4.2 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may he an office of the Registrar or co-registrar) where Securities may be surrendered for registration of transfer exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Securityholders of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Securityholders of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates its office at 800 West Oakland Park
Boulevard, Suite 100, Ft. Lauderdale, Florida as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3 SEC Reports.

(a)	So long as any of the Securities remain outstanding, the Company shall cause an annual report to stockholders and each quarterly or other financial report furnished by it generally to stockholders to be sent to Security holders at the time of such filing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by the Company's certified independent accountants) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so sent to Securityholders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

(b)	Whether or not required by the rules and regulations of the SEC, the
Company shall file a copy of all such information with the SEC for public availability and make such information available to Securityholders and prospective investors who request it in writing.

Section 4.4 Stay, Extension and Usury Laws.

The Company covenants (to the extent that It may lawfully do so) that it will not at any lime insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now, or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5 Liquidation.

The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders or capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal and interest.

ARTICLE 5
SUCCESSORS

Section 5.1 When the Company May Merge, etc.

The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company pursuant to a supplemental Indenture, under the Securities and this Indenture; and (c) immediately after such transaction no Default or Event of Default exists.

Section 5.2  Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Securities.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

An "Event of Default" occurs if:

(1)	the Company defaults in payment of interest on a Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

(2)	the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon a required redemption or otherwise. and the Default continues for a period of 30 days, whether or not prohibited by the provisions of Article 10 hereof;

(3)	the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to
Section 4.6 or 5.1 hereof;

(4)	the Company falls to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

(5)	the Company pursuant to or within the meaning of any Bankruptcy Law
(a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay debts as the same become due; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case: (b) appoints a Custodian of the Company or for all or substantially all of Its property; (c) orders the liquidation or the Company, and the order or decree remains unstayed and in effect for 120 consecutive days; and

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, Liquidator or similar official under any Bankruptcy law.

A Default under clause (3) or (4) of Section 6.1 is not an Event of Default until the Holders of at least a majority in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default or such Default is not waived within 60 days after receipt of the notice. The notice must specify the Default and demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (5) or (6) of Section 6.1) occurs and is continuing, the Holders of at least a majority in principal amount of the then outstanding Securities by written notice to the Company, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Senior Debt, upon a declaration of acceleration by the Holders, all principal and interest under this Indenture shall be due and payable upon the earlier of (I) the day which is 5 Business Days after the receipt by each of the Company and the holders of Senior Debt of such written notice of acceleration or (ii) the date of acceleration of any indebtedness under any Senior Debt. If an Event of Default specified in clause (5) or (6) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.3  Other Remedies.

If an Event of Default occurs and is continuing, the Holders may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

A delay or omission by any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4  Waiver of Past Defaults.

Holders of a majority in principal amount of the then outstanding
Securities by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non consenting Holder. Upon actual receipt of any such notice of waiver by an Officer of the Company, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5  Control by Majority.

The Holder of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Holders or exercising any power held by them.

Section 6.6  Limitation on Suits

A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(1)	the Holder gives to the Company written notice of a continuing Event of Default;

(2)	the Company does not cure the Default within the time limits specified in this Indenture.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.7 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to
Article 10 hereof, the right of any Holder of a Security to receive payment of principal and interest on the security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Holders.

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Holders of a majority in principal amount of the then outstanding Securities, a committee or association organized by them, is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the majority of Holders, its agents and counsel.

Section 6.9 Holders by Committee or Association May File Proofs of Claim.

A Committee or Association of Holders of a majority in principal amount of the then outstanding Securities is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to such Committee or Association. Nothing herein contained shall be deemed to authorize such Committee or Association to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Committee or Association to vote in respect of the claim of any Securityholder in any such proceeding.

If the Securityholders or their Committee or Association does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such Claims or proofs, then any holder of Senior Debt shall have the right to demand for, sue for, collect and receive the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in Article 10 hereof and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Debt may determine to be necessary or appropriate for the enforcement of the provisions of Article 10.

Section 6.10 Priorities.

If such Committee or Association collects any money pursuant to this Article, it shall, subject to the provisions of Article 10 hereof, pay out the money in the following order:

First: to its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Committee or Association and the costs and expenses of collection;

Second: to holders of Senior Debt to the extent required by Article 10 hereof;

Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Committee or Association may fix a record date and payment date for any payment to Securityholders.

ARTICLE  7
TRUSTEE (not applicable)

ARTICLE  8
DISCHARGE OF INDENTURE

Section 8.1  Company's Obligations.

This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.4 and the Company's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Company for cancellation and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of their obligations under this Indenture if:

(1)	the Company irrevocably deposits in trust, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient (as certified by an independent public accountant designated by the Company) to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Securityholders and (ii) the trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

(2)	the Company delivers to the trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with; and

(3)	no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Company shall be discharged from its obligation under this Indenture except for those obligations surviving such discharge as specified from time to time herein.

In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2 Application of Trust Money.

The trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.3 Repayment to Company.

The trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

The trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for 2 years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a newspaper of widespread circulation published in the City of Ft. Lauderdale, Florida. After payment to the Company, Securityholder entitled to the money must took to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the trustee and such Paying Agent with respect to such money shall cease.

Section 8.4 Reinstatement.

If the trustee or Paying Agent is unable to apply any money or U.S.
Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.1 until such time as the trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment, as long as no money is owed to the trustee by the Company, from the money or U.S. Government Obligations held by the trustee or Paying Agent.

ARTICLE 9
AMENDMENTS

Section 9.1 Without Consent of Holders.

The Company may amend this Indenture or the Securities without the consent of any Securityholder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to comply wish Section 5.1;

(3)	to provide for uncertificated Securities in addition to certificated
Securities;

(4)	to make any change that does not adversely affect the legal rights hereunder of any Securityholder.

(5)	make any change  in the second paragraph of Article 3; provided, however, that no such change shall adversely affect the rights of any outstanding Security; or

(6)	to comply with any requirements of the SEC.

Section 9.2 With Consent of Holders.

The Company may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal of the then outstanding Securities may also waive any existing default or compliance with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not (with respect to any Security held by a nonconsenting Holder):

(1)	Reduce the principal amount of a Security whose Holder must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or change the time for payment of Interest, including default interest, on any Security;

(3)	reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions or the price at which the Company shall offer to purchase such Securities pursuant to Article 3 hereof:

(4)	make any Security payable in money other than that stated in the
Security:

(5)	Modify or eliminate the right of the estate of a Holder to cause the
Company to redeem a Security upon the death or Total Permanent Disability of a Holder pursuant to Article 3; provided, however, that the Company may not modify or eliminate such right, as it may be in effect on the Issue Date of any Security which was issued with such right. After an amendment under this subsection 9.1(5) becomes effective, the Company shall mail to the Holders of each Security then outstanding a notice briefly describing the amendment;

(6)	make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

(7)	make any change in Article 10 that adversely affects the rights of any Securityholder; or

(8)	waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration).

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 of the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

Section 9.3 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a security that evidences the same debt an the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

The Company may fix a record data for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date. the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to section 2.5, or (ii) such other date as the Company shall designate.

Section 9.4 Notation on or Exchange of Securities.

The Company may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue new Securities that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver

ARTICLE 10
SUBORDINATION
Section 10.1 Agreement to Subordinate.

The Company agrees, and each Securityholder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Securities and the payment of the principal of and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holder of Senior Debt, of all Obligations due in respect of Senior Debt of the Company whether outstanding on the date hereof or hereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

For purposes of the Article 10, a payment or distribution on account of the Securities may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of any of the Securities shall include, without limitation, any redemption, purchase or other acquisition of the Securities.

Section 10.2 Liquidation: Dissolution: Bankruptcy.

(a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon
(i) any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (ii) any bankruptcy or insolvency case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, (iii) any assignment for the benefit of creditors or any other marshaling of assets of the Company, all obligations due, or to become due, in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. before any payment is made on account of the principal of, premium, if any. or interest on the Securities, except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt. Upon any such dissolution winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Securities under this indenture If received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holder of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt,

(b)	For purposes of this Article 10, the words "cash, property or securities" shall not be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Debt then outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property, as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purpose of this Section if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

Section 10.3 Default on Designated Senior Debt.

(a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or any amount owing from time to time under or in respect of Senior Debt or in the event that any nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) in the event that any other non payment event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then the Company shall make no payment, direct or indirect (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) (other than securities that are subordinated to at least the same extent as the Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt) unless and until (i) such event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or (ii) in case of any nonpayment event of default specified in (b, during the period (a "Payment Blockage Period") commencing on the date the Company receives written notice (a "Payment Notice") of such event of default (which notice shall be binding on the Securityholders as to the occurrence of such an event of default) from a holder of the Senior Debt to which such default relates and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Senior Debt to which such default relates is discharged or such default is waived by the holders of such Senior Debt or otherwise cured and (C) the date on which the Company receives written notice from the holder of such Senior Debt to which such default relates terminating the Payment Blockage Period. No new Payment Blockage Period may be commenced within 360 days after the receipt by the Company of any prior Payment Blockage Notice For all purposes of this
Section 10.3, no Event of Default which existed or was commencing with respect to the Senior Debt to which a Payment Blockage Period relates on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement or any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 180 consecutive days.

Section 10.4 When Distribution Must Be Paid Over

If any Securityholder receives any payment with respect to the Securities, whether in cash property or securities (other than securities that are subordinated to at least the same extent of the Securities are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt at a time when such payment is prohibited by Article 10 hereof), such payment shall he held by such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the amount of Senior Debt held by such holders) for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

Section 10.5 Notice by Company.

The Company shall promptly notify the Securityholders and the Paying
Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article.

Section 10.6 Subrogation.

After all Senior Debt is paid in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, and until the Securities are paid in full Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holder of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Senior Debt.

Section 10.7 Relative Rights.

This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

(1)	impair, as between the Company and Securityholders, the obligation of the Company, which an absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(2) 	affect the relative rights of Securityholders and creditors of the
Company other than their rights in relation to holders of Senior Debt; or

(3)	prevent any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Securityholders.

If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 10.8 Subordination May Not Be Impaired by the Company or Holders of Senior Debt.

No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities and the Obligations related thereto shall be prejudiced or impaired by any act or failure to act by any such holder or by the Company, or any Agent or by the failure of the Company to comply with this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without limiting the effect of the preceding paragraph, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any other holder or to the Company, without impairing or releasing any of the rights of any holder of Senior Debt under this Indenture, upon or without any terms or conditions and in whole or in part:

(a)	change the manner, place or term of payment, or change or extend the time of payment of, renew or alter any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article 10 shall apply to the Securities as so changed, extended, renewed or altered;

(b)	notwithstanding the provisions of Section 5.1 hereof, sell,
exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset there against;

(c)	exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

 (d)	settle or compromise any Senior Debt or any other liability of the
Company to such holder, or any security therefor, or any liability incurred directly or indirectly in respect thereof.

All rights and interests under this Indenture of any holder of Senior
Debt and all agreements and obligations of the Holders, and the Company under
Article 6 and under this Article 10 shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any agreement or instrument relating to any Senior Debt or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Holder or the Company.

Any holder of Senior Debt is hereby authorized to demand specific performance of the provisions of this Article 10, whether or not the Company shall have complied with any of the provisions of this Article 10 applicable to it, at any time when any Holder shall have failed to comply with any of these provisions. The Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.9 Distribution Or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of Senior Debt and of the liquidating trustee or agent or other Person making any distribution, delivered to the Securityholders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.10 Rights of  Paying Agent.

Notwithstanding the Provisions of this Article 10 or any other provision of this Indenture, the Paying Agent (other than the Company) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Paying Agent, or the taking of any action. The Paying Agent may continue to make payments on the Securities unless it shall have received at least 5 Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice, unless specified by a holder or Senior Debt as such, shall not be deemed to be a Payment Notice. The Paying Agent may conclusively rely on such notice. Only the Company or a holder of Senior Debt may give the notice.

Section 10.11 Authorization to Effect Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Securityholders, the subordination as provided in this Article 10.

Section 10.12 Article Applicable to Paying Agent.

In case at any time any Paying Agent (other than the Company) shall have been appointed by the Company and be then acting hereunder, the term "trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including each Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the trustee.

Section l0.l3  Miscellaneous.

(a)	The agreements contained in this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(b)	The Company shall notify all holders of Senior Debt of the existence of any Default or Event of Default under section 6.1

ARTICLE 11
MISCELLANEOUS

Section 11.1 Notices.

Any notice, instruction, direction, request or other communication by the Company, the Paying Agent or any holder of Senior Debt to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:

RIVERBANK FACTORS, INC.
800 West Oakland Park Blvd., Suite 100
Ft. Lauderdale, Florida  33421

If to a holder of Senior Debt, such address as such holder of Senior Debt shall have provided in writing to the Company.

The holder of Senior Debt by notice to the Company may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Securityholder shall be mailed by first class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to each Paying Agent at the same time.

Section 11.3 Communication by Holders with Other Holders.

Securityholders may communicate with other Securityholders with respect to their rights under this Indenture or the Securities.

Section 11.4 Rules by Majority Securityholders or Committee or
Association or Agents.

The holders of a majority of then outstanding Securities or their committee or association or agent may make reasonable rules for action by or at a meeting of Securityholders and make reasonable rules and set reasonable requirements for its functions.

Section 11.5 Legal Holidays.

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of Ft. Lauderdale or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a legal Holiday, and no interest shall accrue for the intervening period.

Section 11.6 No Recourse Against Others.

No director, officer, employee, agent, manager or stockholder of the Company as such shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

Section 11.7 Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.8 Governing Law.

THE INTERNAL LAW OF THE STATE OF FLORIDA SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 11.9 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors.

Section 11.11 Severability.

In case any Provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12  Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES
Dated as of _________________ 1997
RIVERBANK FACTORS, INC.




By:_______________________________________
Name:          Shlomo Rasabi
Title:         Chairman

Attest:

_____________________(Seal)